Attachment 2

                               EXHIBIT NO. 10b(19)
                                    AGREEMENT
                                  confidential

THIS AGREEMENT, is made and entered into this the 18th day of September, 1996, by and between Carolina Power & Light Company ["CP&L"] and Sherwood H. Smith, Jr. ["Smith"].

                                    RECITALS

Sherwood H. Smith, Jr., presently serves as the Chief Executive Officer of Carolina Power & Light Company, a position he has held since September, 1979. He also has served as Chairman of the Board and Chairman of the Executive Committee since May of 1980. Smith will cease serving as Chief Executive Officer effective October 1, 1996, but will remain active as Chairman of the Board of Directors and Chairman of the Executive Committee. As of December 31, 1996, Smith plans to retire from CP&L, and he will then no longer be an employee of CP&L or any of its subsidiary companies, but he will then render various services to the Company pursuant to this Agreement.

Smith has been an active employee of CP&L since 1965, during which time he has acquired special competence in, and intimate knowledge of, the business of CP&L and of the electric utility industry and related businesses, as well as government bodies and their impact upon CP&L. He has held many executive positions within the CP&L organization, including 17 years' service as Chief
Executive Officer. He is one of the most experienced and respected Chief Executive Officers in the utility industry, and has received national recognition on many occasions for his management and professional skills.

Because of his knowledge of the CP&L organization, his skills in business, his record of leadership and knowledge of the industry, and the significant contributions which he has made and can continue to make to CP&L and to its Board of Directors, the Board has requested that he continue to serve as Chairman of the Board of Directors of CP&L and as Chairman of the Executive Committee, in addition to providing certain services pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, CP&L, through the action of its Board of Directors, and Smith mutually agree as follows:

1. TERM OF AGREEMENT. Subject to the provisions for termination as herein set forth, the term of this Agreement shall be for a period beginning October 1, 1996, and ending September 30, 1999, when Smith will reach the age of 65. It is anticipated that Smith will not serve as Chairman after the May, 1999, meeting but will continue to provide other services through September 30, 1999, as set out in this Agreement.

2. DUTIES AND RESPONSIBILITIES. Smith shall perform the duties of the Chairman of the Board of Directors and Chairman of the Executive Committee, as set forth in the CP&L By-Laws and as directed by the Board. In addition to such service for the Board of Directors, it is acknowledged that Smith has unique skills, knowledge, and contacts in areas and activities in which CP&L and its subsidiaries operate, which qualify him to represent CP&L and its subsidiaries in industry, governmental, public relations and civic matters and to assist CP&L and its subsidiaries in furthering CP&L's business purposes. To that end, Smith as Chairman will also be available to perform the following services, as requested, subject to the request and general direction of CP&L's Chief
Executive Officer: [1] he will assist management in maintaining relations and communications with the investing public, shareholders, and financial analysts; [2] he will assist in representing CP&L in general industry, trade association, charitable, educational, and public interest organizations and projects; [3] he will assist in studying, evaluating, and advising management and the Board on general economic and regulatory conditions and the implications of such as a basis for determining the strategic, operational and financial plans and policies of CP&L; [4] he will assist management in establishing and maintaining favorable relationships and communications with federal, state and local agencies involved in the regulation of CP&L and its subsidiary companies; [5] he will keep abreast of legislative matters which affect the Company's operations, and represent CP&L if called upon to present CP&L's views on legislative issues to federal, state, and local governments; [6] he will assist management in representing CP&L's views and interests to trade associations and other industry-related organizations; [7] he will be available to participate and assist in the contact, maintenance, and development of existing and prospective customer relationships for CP&L and its subsidiary companies; [8] he will be available for speaking engagements and other presentations; [9] he will advise with respect to contributions, investments, and pension plan matters; and [10] any other reasonable specific service as may be requested by the Chief Executive Officer and/or the Board of Directors of CP&L.

3. INDEPENDENT CONTRACTOR. Smith shall not be involved in the day-to-day management or operations of CP&L, and his services shall be as directed by the Chief Executive Officer. Smith shall carry out his duties and responsibilities as an independent contractor, and not as an employee of CP&L. Smith shall endeavor to make himself available at such times as CP&L shall reasonably request for meetings, public appearances, governmental hearings, and similar events. Consistent with the foregoing, Smith shall devote such time to carrying out his duties and responsibilities herein as he and the Chief Executive Officer shall deem necessary, and he shall render the services herein at such time or times as he and the Chief Executive Officer shall determine. Smith shall not be required to work full time or to work any set schedule or number of hours during any specific period, nor shall he be required to submit time reports or schedules to CP&L, except as otherwise provided for reimbursement of expenses.

4. COMPENSATION. Smith's compensation for the year 1996 shall be as set by the Board to include approved base salary and incentive plan payments to be made in 1997. For the services rendered by Smith as Chairman of the Board of Directors and Chairman of the Executive Committee and for other services, pursuant to this Agreement, CP&L shall pay to Smith the sum of $33,100 per month, beginning
January 1, 1997,  through  December  31, 1997,  and $27,583 per month  beginning
January 1, 1998, through December 31, 1998; and $16,550 per month beginning January 1, 1999, through September 30, 1999. Such payments are to be made at the end of each calendar month.

5. OFFICE AND EXPENSES. CP&L will make available for Smith office space, secretarial and other support services appropriate to the performance of these duties and responsibilities. These shall be as approved by the Chief Executive Officer. CP&L shall pay the bills of or reimburse Smith in accordance with CP&L policies for all reasonable travel and other expenses incurred by Smith
[including, when appropriate, travel expenses for his wife] in performing services under this Agreement upon presentation by him of the required accounting and documentation in such form as is satisfactory to the Chief Financial Officer of CP&L. Smith may use corporate air travel in the performance of these duties, with approval of the Chief Executive Officer, and he will be provided a company automobile allowance in accordance with CP&L policy. The company will continue to maintain for him a home alarm and security service, a company network telephone and facsimile equipment at his residence, and a car telephone. [It is anticipated that a reduced level of office and secretarial support will also be supplied to Smith after September 30, 1999, in his capacity as retired Chairman and Chief Executive Officer. Such arrangements will be by mutual agreement as approved by the Chief Executive Officer.]

6. BENEFITS. After January 1, 1997, Smith shall not be entitled to participate in any retirement plans or other benefit plans provided by CP&L for its employees as a consequence of his service as Chairman of the Board of Directors, except to the extent that such participation results from Smith's prior services as an employee or officer of the Company.

7. INCOME TAX WITHHOLDING. CP&L shall not withhold federal or state income taxes or employment taxes from payments made to Smith hereunder, unless otherwise required so to do by law.

8. FINANCIAL PLANNING SERVICES. CP&L shall provide Smith with financial planning services, and shall reimburse Smith for the costs of financial and legal advisors, to the same extent as if Smith were a senior executive entitled to participate in CP&L's executive financial planning program. Such services and reimbursement shall be available to Smith for one year following the end of the term of the Agreement and to his spouse for one year following his death.

9. NON-COMPETITION. During the term of this Agreement and for three years thereafter, Smith shall not engage in any business in competition with, or in anyway in conflict with, the business of CP&L as an officer, employee, advisor, consultant, partner, principal shareholder, or otherwise in which he shall have an active role in consulting or advising with respect to such other business or activity. Smith shall be deemed to be a principal shareholder of any corporation if he owns or controls, directly or indirectly, twenty-five percent [25%] or more of the voting stock of the corporation. Further, Smith shall not engage in any activity involving any other electric utility without the advance written approval of the CP&L Chief Executive Officer.

10. TERMINATION. This Agreement shall terminate at the close of business on September 30, 1999. Additionally, this Agreement shall terminate upon the occurrence of the following events:

         [a] Death or Incapacity. This Agreement shall terminate upon the death of Smith. In the event of Smith's incapacity for a period in excess of three months, the Board of Directors of CP&L may terminate this Agreement. In the event of the death of Smith, CP&L shall pay to any party that has been designated by Smith in writing to CP&L, or if no such party has been designated, to his executor(s) or administrator(s), or in the event of such incapacity, to Smith or his designee, guardian, or representative, an amount equal to his unpaid compensation hereunder as of the end of the month in which he dies or has been incapacitated for the previous consecutive three months, and thereafter CP&L shall have no further liability to Smith or his executors or administrators for compensation for additional services arising pursuant to this Agreement.

         [b] Failure to Perform. In the event of Smith's failure to observe or perform the provisions of this Agreement required to be observed or performed by him following written notice of such nonperformance, or if Smith shall accept full-time employment with any other organization, then in either event, CP&L may terminate this Agreement, such termination to be effective thirty [30] days after CP&L gives written notice of such termination to Smith.

It is understood and agreed by Smith and CP&L that nothing contained in this Agreement shall obligate the Board, any member of the Board, or CP&L in any way to vote for, elect, or continue Smith in office as Chairman of the Board of Directors or Chairman of the Executive Committee if at any time a majority of the Board determines that it is in CP&L's best interests not to so do.

11. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered mail to Smith at 408 Drummond Drive, Raleigh, North Carolina, 27609, or to such other address as either party shall designate by written notice to the other.

12. ASSIGNMENT. The rights and obligations of CP&L under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of CP&L. The rights and obligations of Smith hereunder are personal, and may not be assigned or delegated by Smith.

13.  MODIFICATION,  WAIVER AND  ATTACHMENT.

         [a] Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. This Agreement may be modified, amended, or extended by an instrument in writing signed by the parties hereto.

         [b] Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         [c] No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

14. SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

15. EFFECT ON OTHER AGREEMENTS. Nothing contained in this Agreement is intended to alter in any way or to affect the provisions of any other agreement or contract which previously may have been entered into by and between Smith and CP&L.

16. GOVERNING LAW. This Agreement has been executed and delivered in North Carolina, and its interpretation, performance and enforcement shall be governed by such laws.

IN WITNESS WHEREOF, CP&L, through its Board of Directors, has caused this Agreement to be executed and its seal to be affixed hereunto by its officers duly authorized, and Smith has signed and sealed this Agreement, all on the day and year first above written.

                                                     By:   /S/ Charles W. Coker
                                                        ------------------------
                                                          Charles W. Coker

                                                           /S/ William Cavanaugh
                                                        ------------------------
                                                          William Cavanaugh


                                                  CAROLINA POWER & LIGHT COMPANY


 /S/ Sherwood H. Smith, Jr.
---------------------------
Sherwood H. Smith, Jr.